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                                    EXHIBIT 2

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                              OHIO CENTRAL SAVINGS

                                  DUBLIN, OHIO

                      PLAN OF CONVERSION AND REORGANIZATION

                            FROM MUTUAL TO STOCK FORM

                                December 14, 2004

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
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                                           TABLE OF CONTENTS

1.    INTRODUCTION...................................................................................1
2.    DEFINITIONS....................................................................................2
3.    PROCEDURES FOR CONVERSION......................................................................6
4.    BANK AND HOLDING COMPANY APPLICATIONS AND APPROVALS............................................7
5.    SALE OF SUBSCRIPTION SHARES....................................................................7
6.    PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES...............................................8
7.    RETENTION OF OFFERING PROCEEDS BY THE HOLDING COMPANY..........................................9
8.    SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)...............................9
9.    SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)........................................10
10.   SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)..................10
11.   SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).........................................11
12.   COMMUNITY OFFERING.............................................................................11
13.   SYNDICATED COMMUNITY OFFERING..................................................................12
14.   LIMITATION ON PURCHASES........................................................................12
15.   PAYMENT FOR SUBSCRIPTION SHARES................................................................14
16.   MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS...................................14
17.   UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT................................15
18.   RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES..............................................16
19.   ESTABLISHMENT OF LIQUIDATION ACCOUNT...........................................................16
20.   VOTING RIGHTS OF STOCKHOLDERS..................................................................17
21.   RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION...............................................17
22.   REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION............18
23.   TRANSFER OF DEPOSIT ACCOUNTS...................................................................18
24.   REGISTRATION AND MARKETING.....................................................................18
25.   TAX RULINGS OR OPINIONS........................................................................19
26.   STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS..................................................19
27.   RESTRICTIONS ON ACQUISITION OF ASSOCIATION AND HOLDING COMPANY.................................19
28.   PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK...................................................20
29.   CONSUMMATION OF CONVERSION AND EFFECTIVE DATE..................................................21
30.   EXPENSES OF CONVERSION.........................................................................21
31.   AMENDMENT OR TERMINATION OF PLAN...............................................................21
32.   CONDITIONS TO CONVERSION.......................................................................21
33.   INTERPRETATION.................................................................................22
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                                                  (i)

                    PLAN OF CONVERSION AND REORGANIZATION OF
                              OHIO CENTRAL SAVINGS

1.   INTRODUCTION

     This Plan of Conversion and Reorganization provides for the conversion of Ohio Central Savings (the "Association") from a federally chartered savings association subsidiary of Third Federal Savings and Loan Association of Cleveland, MHC, to a federally chartered stock savings association pursuant to the Rules and Regulations of the OTS. As part of the Conversion, the plan provides for the Association to redeem its outstanding shares of common stock held by TFS Financial Corporation ("TFS"), the wholly-owned subsidiary of Third Federal Savings and Loan Association of Cleveland, MHC, pursuant to a Divestiture Agreement, dated December 13, 2004, by and among the Association, TFS and Third Federal Savings and Loan Association of Cleveland, MHC, and the concurrent formation of a holding company (the "Holding Company") that will own 100% of the common stock of the Association. The Board of Directors has considered the alternatives available to the Association with respect to its corporate structure, and has determined that a mutual-to-stock conversion as described in this Plan will be in the best interests of the Association and its customers. Restructuring the Association into the capital stock form of organization will increase its capital base and enhance the Association's ability to expand its franchise and the range of products and services it offers. The stock form of organization also will enable the Association to adopt stock benefit plans that will make the Association more competitive in providing incentive compensation to management and employees. Stock ownership is viewed as an effective performance incentive and as a means of attracting, retaining and compensating management and other key personnel. The stock holding company form of organization also will offer the Association greater organizational and operating flexibility, including the expanded powers available to holding companies under Federal law.

     The Plan provides that non-transferable subscription rights to purchase Common Stock will be offered first to Eligible Account Holders, then to the Association's Tax-Qualified Employee Plans, then to Supplemental Eligible Account Holders, and then to Other Members. Concurrently with, at any time during, or promptly after the Subscription Offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a Community Offering with a preference given to natural persons who reside in the Association's Local Community. The price of the Common Stock will be based upon an independent appraisal of the Association and will reflect its estimated pro forma market value, as converted. No change will be made in the Board of Directors or management as a result of the Conversion. After the Conversion, the Association's insured deposits will continue to be insured by the FDIC to the extent provided by applicable law.

     This Plan has been adopted by the Board of Directors of the Association. This Plan also must be approved by a majority of the total number of outstanding votes entitled to be cast by Voting Members of the Association at a Special Meeting of Members to be called for that purpose. The OTS must approve this Plan before it is presented to Voting Members for their approval.

2.   DEFINITIONS

     For the purposes of this Plan, the following terms have the following meanings:

     ACCOUNT HOLDER - Any Person holding a Deposit Account in the Association.

     ACTING IN CONCERT - The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     AFFILIATE - Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

     APPRAISED VALUE RANGE - The range of the estimated consolidated pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of Subscription Shares to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Appraised Value Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Appraised Value Range.

     ASSOCIATE - The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Association or a majority-owned subsidiary of the Association) if the person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes of this Plan relating to subscriptions in the Offering and the sale of Subscription Shares following the Conversion, a person who has a substantial beneficial interest in any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a Director or Officer of the Association or the Holding Company, or any of its parents or subsidiaries.

     ASSOCIATION - Ohio Central Savings, Dublin, Ohio, in both mutual and stock form depending on the context.

     COMMON STOCK - The common stock, par value $0.01 per share, of the Holding Company.

     COMMUNITY - The Ohio counties of Franklin and Cuyahoga.

     COMMUNITY OFFERING - The offering for sale to certain members of the general public directly by the Holding Company of shares not subscribed for in the Subscription Offering.

     CONTROL - (including the terms "controlling," "controlled by," and "under common control with") means the direct or indirect power to direct or exercise a controlling influence over the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise as described in 12 C.F.R. Part 574.

     CONVERSION - The conversion of the mutual association to stock form through the following steps (1) the redemption of the Association's outstanding common stock from TFS as agreed upon in the Divestiture Agreement, (2) the exchange of the Association's stock charter for a new mutual charter, (3) the conversion of the Association to stock form by adopting a new stock charter, (4) the sale by the Holding Company of Common Stock, and (5) the issuance and sale by the Association of Common Stock to the Holding Company, all pursuant to this Plan, and all steps incident or necessary thereto, including the Offering.

     DEPOSIT ACCOUNT - Any withdrawable account, including, without limitation, savings, time, demand, NOW accounts, money market, certificate and passbook accounts.

     DIRECTOR - A member of the Board of Directors of the Association, or the Holding Company, as appropriate in the context.

     ELIGIBLE ACCOUNT HOLDER - Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.

     ELIGIBILITY RECORD DATE - The date for determining Eligible Account Holders of the Association, which is September 30, 2003.

     EMPLOYEES - All Persons who are employed by the Association.

     EMPLOYEE PLANS - Any one or more Tax-Qualified Employee Stock Benefit Plans of the Association or the Holding Company, including any ESOP.

     ESOP - The Association's Employee Stock Ownership Plan and related trust.

     FDIC - The Federal Deposit Insurance Corporation.

     HOLDING COMPANY - The Maryland corporation formed for the purpose of acquiring all of the shares of capital stock of the Association in connection with the Conversion. Shares of Common Stock will be issued in the Conversion to Participants and others in the Offering.

     INDEPENDENT APPRAISER - The appraiser retained by the Association to prepare an appraisal of the pro forma market value of the Subscription Shares.

     LIQUIDATION ACCOUNT - The interest in the Association received by Eligible Account Holders and Supplemental Eligible Account Holders in exchange for their mutual interest in the Association in connection with the Conversion.

     MEMBER - For purposes of this Plan, any Person or entity who qualifies as a member of the Association by holding a Deposit Account with the Association.

     OFFERING - The offering and issuance, pursuant to this Plan, of Common Stock in a Subscription Offering, Community Offering or Syndicated Community Offering, as the case may be.

     OFFERING RANGE - The range of the number of shares of Common Stock offered for sale in the Offering. The Offering Range shall be equal to the Appraised Value Range divided by the Subscription Price.

     OFFICER - An executive officer of the Association, or the Holding Company as appropriate in the context, which includes the Chief Executive Officer, President, Senior Vice Presidents, Executive Vice President in charge of principal business functions, Secretary and Controller and any Person performing functions similar to those performed by the foregoing persons.

     ORDER FORM - Any form (together with any cover letter and acknowledgments) sent to any Participant or Person containing among other things a description of the alternatives available to such Person under this Plan and by which any such Person may make elections regarding subscriptions for Subscription Shares.

     OTHER MEMBER - Any person holding a Deposit Account on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder, or any borrower who qualifies as a Voting Member.

     OTS - The Office of Thrift Supervision, a division of the United States Department of Treasury.

     PARTICIPANT - Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder, or Other Member.

     PERSON - An individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an unincorporated organization, or a government or political subdivision of a government.

     PLAN - This Plan of Conversion and Reorganization of the Association as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

     PROSPECTUS - The one or more documents used in offering the Subscription Shares.

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     QUALIFYING DEPOSIT - The aggregate balance of all Deposit Accounts in the
Association of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

     RESIDENT - Any Person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Association may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Association. A Participant must be a "Resident" for purposes of determining whether such person "resides" in the Community as such term is used in this Plan.

     SEC - The Securities and Exchange Commission.

     SPECIAL MEETING OF MEMBERS - The special meeting of Voting Members and any adjournments thereof held to consider and vote upon this Plan.

     SUBSCRIPTION OFFERING - The offering of Subscription Shares to
Participants.

     SUBSCRIPTION PRICE - The price per Subscription Share to be paid by Participants and others in the Offering. The Subscription Price will be determined by the Board of Directors of the Holding Company and fixed prior to the commencement of the Subscription Offering.

     SUBSCRIPTION SHARES - Shares of Common Stock offered for sale in the Offering.

     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Any Person, other than Directors and Officers of the Association and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder.

     SUPPLEMENTAL ELIGIBILITY RECORD DATE - The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding OTS approval of the application for conversion.

     SYNDICATED COMMUNITY OFFERING - The offering of Subscription Shares, at the sole discretion of the Holding Company, following the Subscription and Community Offerings through a syndicate of broker-dealers.

     TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN - Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under

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Section 401 of the Internal Revenue Code of 1986, as amended. The Association may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, PROVIDED such contributions do not cause the Association to fail to meet its regulatory capital requirements. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan that is not so qualified.

     VOTING MEMBER - Any Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Association.

     VOTING RECORD DATE - The date fixed by the Directors for determining eligibility to vote at the Special Meeting of Members.

3.   PROCEDURES FOR CONVERSION

     A. After approval of this Plan by the Boards of Directors of the Association by at least a two-thirds vote, this Plan together with all other requisite material shall be submitted to the OTS for approval. Notice of the adoption of this Plan by the Board of Directors of the Association and the submission of this Plan to the OTS for approval will be published in a newspaper having general circulation in each community in which an office of the Association is located, and copies of this Plan will be made available at each office of the Association for inspection by Members.

     B. Promptly following approval by the OTS, this Plan will be submitted to a vote of the Voting Members at the Special Meeting of Members. The Association will mail to all Voting Members, at their last known address appearing on the records of the Association, a proxy statement in either long or summary form describing this Plan, which will be submitted to a vote of Voting Members at the Special Meeting of Members. The Association also will mail to all Participants either a Prospectus and Order Form for the purchase of Subscription Shares or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to other provisions of this Plan. In addition, all Participants will receive, or be given the opportunity to request by either returning a postage prepaid card which will be distributed with the proxy statement or by letter addressed to the Association's Secretary, a copy of this Plan. Upon approval of this Plan by a majority of the total number of votes entitled to be cast by Voting Members, the Holding Company and the Association will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion and Offering. The Conversion must be completed within 24 months of the approval of this Plan by Voting Members, unless a longer time period is permitted by governing laws and regulations.

     C. The Subscription Shares will be offered for sale in the Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members in the priorities set forth in Sections 8-11 of this Plan, prior to or within 45 days after the date of the Special Meeting. The Subscription Offering may begin as early as the mailing of the proxy statement for the Special Meeting. The Holding Company may, either concurrently with, at any time during, or promptly after the Subscription Offering, also offer the Common Stock to and accept orders from other Persons in a Community Offering with a preference given to natural persons residing in the Community; provided that the Association's

Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and Other Members shall have the priority rights to subscribe for Subscription Shares set forth in Sections 8-11 of this Plan. The Holding Company and the Association may delay commencing the Subscription Offering beyond such 45-day period in the event there exists unforeseen material adverse market or financial conditions. If the Subscription Offering commences prior to the Special Meeting, subscriptions will be accepted subject to the approval of the Plan at the Special Meeting.

     The period for the Subscription Offering will be not less than 20 days nor more than 45 days and the period for the Community Offering will be not more than 45 days, unless extended by the Association. If, upon completion of the Subscription Offering and any Community Offering, any shares of Common Stock remain available for sale, such shares will, if feasible, be offered for sale in a Syndicated Community Offering. If for any reason the Syndicated Community Offering of all shares not sold in the Subscription Offering and Community Offering cannot be effected, the Holding Company and the Association will use their best efforts to obtain other purchasers, subject to OTS approval. Completion of the sale of all shares of Common Stock not sold in the Subscription Offering and Community Offering is required within 45 days after termination of the Subscription Offering, subject to extension of such 45-day period by the Holding Company and the Association with the approval of the OTS. The Holding Company and the Association may jointly seek one or more extensions of such 45-day period if necessary to complete the sale of all shares of Common Stock. In connection with such extensions, subscribers and other purchasers will be permitted to increase, decrease or rescind their subscriptions or purchase orders to the extent required by the OTS in approving the extensions. Completion of the sale of all shares of Common Stock is required within 24 months after the date of the Special Meeting. The Association may elect to pay fees on a per share basis to brokers who assist Persons in determining to purchase Common Stock in the Community Offering and Syndicated Community Offering.

     D. The home office of the Association shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the Association.

4.   BANK AND HOLDING COMPANY APPLICATIONS AND APPROVALS

     The Boards of Directors of the Association and the Holding Company will take all necessary steps to convert the Association to stock form, form the Holding Company and complete the Offering. The Association and the Holding Company shall make timely applications to the OTS and filings with the SEC for any requisite regulatory approvals to complete the Conversion.

5.   SALE OF SUBSCRIPTION SHARES

     The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in this Plan. The Subscription Offering may begin as early as the mailing of the Proxy Statement for the Special Meeting of Members. The Common Stock will not be insured by the FDIC. The Association will not extend credit to any Person to purchase shares of Common Stock.

     Any shares of Common Stock for which subscriptions have not been received in the Subscription Offering may be issued in the Community Offering. The Subscription Offering may begin prior to the Special Meeting of Members and, in that event, the Community Offering also may begin prior to the Special Meeting of Members. The offer and sale of Common Stock prior to the Special Meeting of Members, however, is subject to the approval of this Plan by Voting Members.

     If feasible, any shares of Common Stock remaining after the Subscription Offering, and the Community Offering should one be conducted, will be sold in a Syndicated Community Offering or in any manner that will achieve the widest distribution of the Common Stock. The Syndicated Community Offering may be conducted in addition to, or instead of, a Community Offering. The issuance of Common Stock in any Subscription Offering and any Community Offering will be consummated simultaneously on the date the sale of Common Stock in the Syndicated Community Offering is consummated and only if the required minimum number of shares of Common Stock has been issued.

6.   PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES

     The total number of shares, or a range thereof, of Subscription Shares to be offered for sale in the Offering will be determined jointly by the Boards of Directors of the Association and the Holding Company immediately prior to the commencement of the Subscription and Community Offerings, and will be based on the Appraised Value Range and the Subscription Price. The Offering Range will be equal to the Appraised Value Range divided by the Subscription Price. The estimated pro forma consolidated market value of the Holding Company will be subject to adjustment within the Appraised Value Range if necessitated by market or financial conditions, with the receipt of any required approvals of the OTS, and the maximum of the Appraised Value Range may be increased by up to 15% subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions or demand for the shares. The number of Subscription Shares issued in the Offering will be equal to the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price.

     In the event that the Subscription Price multiplied by the number of Subscription Shares to be issued in the Offering is below the minimum of the Appraised Value Range, or materially above the maximum of the Appraised Value Range, a resolicitation of purchasers may be required, PROVIDED that up to a 15% increase above the maximum of the Appraised Value Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Association shall establish, if all required regulatory approvals are obtained.

     Notwithstanding the foregoing, Subscription Shares will not be issued unless, prior to the consummation of the Offering, the Independent Appraiser confirms to the Association, and the Holding Company, and the OTS, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of Subscription Shares issued in the Offering multiplied by the Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company. If such confirmation is not received, the Holding Company may cancel the Offering, extend the Offering and establish a new Subscription Price and/or Appraised Value Range, extend, reopen or hold a new Offering, or take such other action as the OTS may permit.

     The Common Stock to be issued in the Offering shall be fully paid and non-assessable.

7.   RETENTION OF OFFERING PROCEEDS BY THE HOLDING COMPANY

     The Holding Company may retain up to 50% of the proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding Company and the Association for the future in a highly competitive and regulated financial services environment and would facilitate the continued expansion through acquisitions of financial service organizations, continued diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Common Stock as permitted by applicable federal and state regulations and policy.

8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

     A. Each Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 10,000 shares of Common Stock, 0.10% of the total number of shares of Common Stock issued in the Offering, or fifteen (15) times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the provisions of Section 14.

     B. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which such Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

     C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates that are based on deposits made by such persons during the

12 months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders.

9.   SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

     The Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Common Stock issued in the Conversion. In the event of an oversubscription in the Conversion, subscriptions for shares by the Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Holding Company, subject to the maximum purchase limitations applicable to such plans in this Plan, or may be satisfied, in whole or in part, through open market purchases by the Employee Plans subsequent to the closing of the Conversion. If the final valuation exceeds the maximum of the Offering Range, up to 10% of Common Stock issued in the Conversion may be sold to the Employee Plans notwithstanding any oversubscription by Eligible Account Holders.

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD
     PRIORITY)

     A. Each Supplemental Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 10,000 shares of Common Stock, 0.10% of the total number of shares of Common Stock issued in the Offering, or fifteen (15) times the product (rounded down to the next whole number) obtained by multiplying the number of shares Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans and to the purchase limitations specified in Section 14.

     B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Supplemental Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

11.  SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

     A. Each Other Member shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 10,000 shares of Common Stock or 0.10% of the total number of shares of Common Stock issued in the Offering, subject to the availability of sufficient shares after filling in full all subscription orders of Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders and to the purchase limitations specified in Section 14.

     B. In the event that such Other Members subscribe for a number of Subscription Shares which, when added to the Subscription Shares subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of Subscription Shares to be issued, the available shares will be allocated to Other Members so as to permit each such subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Other Member has subscribed. Any remaining shares will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Other Member bears to the total amount of the Qualifying Deposits of all Other Members whose subscriptions remain unsatisfied.

12.  COMMUNITY OFFERING

     If subscriptions are not received for all Subscription Shares offered for sale in the Subscription Offering, shares for which subscriptions have not been received may be issued for sale in the Community Offering through a direct community marketing program which may use a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In the event orders for Common Stock in the Community Offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Community, and thereafter to cover orders of other members of the general public, so that each Person in such category of the Community Offering may receive 100 shares. In the event orders for Common Stock in any of these categories exceed the number of shares available for sale, shares may be allocated on a pro rata basis within a category based on the amount of the respective orders. In addition, orders received for Common Stock in the Community Offering will first be filled up to a maximum of two percent (2%) of the shares sold in the Offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order. The Holding Company shall use its best efforts consistent with this Plan to distribute Common Stock sold in the Community Offering in such a manner as to promote the widest distribution practicable of such stock. The Holding Company reserves the right to reject any or all orders in whole or in part, which are received in the Community Offering. Any Person may purchase up to 10,000 shares of Common Stock in the Community Offering, subject to the purchase limitations specified in Section 14.

13.  SYNDICATED COMMUNITY OFFERING

     If feasible, the Board of Directors may determine to offer Subscription Shares not issued in the Subscription Offering or the Community Offering in a Syndicated Community, subject to such terms, conditions and procedures as may be determined by the Holding Company, in a manner that will achieve the widest distribution of the Common Stock, subject to the right of the Holding Company to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any Person may purchase up to 10,000 shares of Common Stock, subject to the purchase limitations specified in Section 14.

     Provided that the Subscription Offering has begun, the Holding Company may begin the Syndicated Community Offering at any time, PROVIDED that the completion of the offer and sale of the Common Stock will be conditioned upon the approval of this Plan by Voting Members. If the Syndicated Community Offering does not begin pursuant to the provisions of the preceding sentence, such offering will begin as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

     If for any reason a Syndicated Community Offering of shares of Common Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community, if possible, the Holding Company will make other arrangements for the disposition of unsubscribed shares aggregating at least the minimum of the Offering Range. Such other purchase arrangements will be subject to receipt of any required approval of the OTS.

14.  LIMITATION ON PURCHASES

     The following limitations shall apply to all purchases and issuances of shares of Subscription Shares:

     A. The maximum number of Common Stock that may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert shall not exceed 20,000 shares of Common Stock, except that the Employee Plans may subscribe for up to 10% of the Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of 15%), and each Eligible Account Holder and Supplemental Eligible Account Holder may subscribe for and purchase the amount of shares of common stock set forth in Section 8.A and 10.A, respectively.

     B. The maximum number of shares of Common Stock that may be issued to or purchased in all categories of the Offering by Officers and Directors and their Associates in the aggregate, shall not exceed 34% of the shares of Common Stock issued in the Offering.

     C. A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; PROVIDED, HOWEVER, that in the event the minimum number of shares of Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     D. Notwithstanding any other provision of this Plan, the maximum number of shares of Common Stock that may be subscribed for or purchased in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert, shall not exceed 5.0% of the shares of Common Stock issued and outstanding at the completion of the Offering, except that this limitation shall not apply to the Employee Plans.

     If the number of shares of Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits.

     Depending upon market or financial conditions, the Board of Directors of the Holding Company, with the receipt of any required approvals of the OTS and without further approval of Voting Members, may decrease or increase the purchase limitations in this Plan, PROVIDED that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Offering except as provided below. If the Holding Company increases the maximum purchase limitations, the Holding Company is only required to resolicit Persons who subscribed for the maximum purchase amount in the Subscription Offering and may, in the sole discretion of the Holding Company, resolicit certain other large subscribers. In the event that the maximum purchase limitation is increased to 5% of the shares issued in the Offering, such limitation may be further increased to 9.99%, PROVIDED that orders for Common Stock exceeding 5% of the shares of Common Stock issued in the Offering shall not exceed in the aggregate 10% of the total shares of Common Stock issued in the Offering. Requests to purchase additional Subscription Shares in the event that the purchase limitation is so increased will be determined by the Board of Directors of the Holding Company in its sole discretion.

     In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares will be used to fill the Employee Plans orders and then will be allocated in accordance with the priorities set forth in this Plan.

     For purposes of this Section 14, the Directors of the Association and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Association or the Holding Company.

     Each Person purchasing Common Stock in the Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

15.  PAYMENT FOR SUBSCRIPTION SHARES

     All payments for Common Stock subscribed for in the Subscription Offering and Community Offering must be delivered in full to the Association or Holding Company, together with a properly completed and executed Order Form, on or prior to the expiration date of the Offering; PROVIDED, HOWEVER, that if the Employee Plans subscribe for shares in the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Offering.

     Payment for Common Stock subscribed for shall be made by check, money order or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares for which they have subscribed by authorizing the Association on the Order Form to make a withdrawal from the designated types of Deposit Accounts at the Association in an amount equal to the aggregate Subscription Price of such shares. Such authorized withdrawal shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber during the Subscription and Community Offerings. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on funds received by check or money order will be paid by the Association at not less than the passbook rate on payments for Common Stock. Such interest will be paid from the date payment is received by the Association until consummation or termination of the Offering. If for any reason the Offering is not consummated, all payments made by subscribers in the Subscription and Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Association is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Offering, and therefore, will not do so.

16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the Prospectus prepared by the Holding Company and Bank has been declared effective by the SEC, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members at their last known addresses appearing on the records of the Association for the purpose of subscribing for shares of Common Stock in the Subscription Offering and will be made available for use by those Persons to whom a Prospectus is delivered.

     Each Order Form will be preceded or accompanied by a prospectus describing the Holding Company, the Association, the Common Stock and the Offering. Each Order Form will contain, among other things, the following:

     A. A specified date by which all Order Forms must be received by the Association or the Holding Company, which date shall be not less than 20 days, nor more than 45 days, following the date on which the Order Forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering unless extended;

     B. The Subscription Price per share for shares of Common Stock to be sold in the Offering;

     C. A description of the minimum and maximum number of Subscription Shares that may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Subscription and Community Offering;

     D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the Order Form has received a final copy of the prospectus prior to execution of the Order Form;

     F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Association withdraw said amount from the subscriber's Deposit Account at the Association); and

     G. A statement to the effect that the executed Order Form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

     Notwithstanding the above, the Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimiled order forms.

17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

     In the event Order Forms (a) are not delivered by the United States Postal Service, (b) are not received back by the Holding Company or are received by the Holding Company after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, unless waived by the Holding Company, for the shares of Common Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; PROVIDED, HOWEVER, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Holding Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the OTS.

18.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

     The Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Common Stock in the Subscription Offering if such Person resides in a foreign country; or in a State of the United States with respect to which any of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under this Plan reside in such state; (B) the issuance of subscription rights or the offer or sale of shares of Common Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; and (C) such registration or qualification would be impracticable for reasons of cost or otherwise.

19.  ESTABLISHMENT OF LIQUIDATION ACCOUNT

     The Association shall establish at the time of the Conversion, a Liquidation Account in an amount equal to the Association's total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Offering. Following the Conversion, the Liquidation Account will be maintained by the Association for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Association. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.

     In the unlikely event of a complete liquidation of the Association (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the Association's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Association is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such Account Holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Account on each such record date. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

     If, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

     The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the equity accounts of the Association, except that the Association shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below (i) the amount required for the Liquidation Account; or (ii) the regulatory capital requirements of the Association.

20.  VOTING RIGHTS OF STOCKHOLDERS

     Following consummation of the Conversion, the holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.

21.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

     A. All shares of Common Stock purchased by Directors or Officers of the Holding Company or the Association in the Offering shall be subject to the restriction that, except as provided in this Section 21 or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.

     B. The restriction on disposition of Subscription Shares set forth above in this Section 21 shall not apply to the following:

          (1) Any exchange of such shares in connection with a merger or acquisition involving the Association or the Holding Company, as the case may be, which has been approved by the appropriate federal regulatory agency; and

          (2) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of this Plan.

     C. With respect to all Subscription Shares subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

          (1) Each certificate representing shares restricted by this section shall bear a legend prominently stamped on its face giving notice of the restriction;

          (2) Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

          (3) Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding Subscription Shares subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Subscription Shares.

22. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION

     For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of Common Stock except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Common Stock, the exercise of any options pursuant to a stock option plan or purchases of Common Stock made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Association or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

23.  TRANSFER OF DEPOSIT ACCOUNTS

     Each person holding a Deposit Account at the Association at the time of Conversion shall retain an identical Deposit Account at the Association following Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights).

24.  REGISTRATION AND MARKETING

     Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Offering pursuant to the

Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the requirement that registration be maintained for three years may be fulfilled by any successor to the Holding Company. In addition, the Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Common Stock and to list those securities on a national or regional securities exchange or the Nasdaq Stock Market.

25.  TAX RULINGS OR OPINIONS

     Consummation of the Conversion is expressly conditioned upon prior receipt by the Association of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling, an opinion of counsel, or a letter of advice from their tax advisor with respect to applicable state tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Holding Company or the Association, or the account holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.

26.  STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

     A. The Holding Company and the Association are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Offering, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Common Stock in the Offering, to the extent permitted by the terms of such benefit plans and this Plan.

     B. The Holding Company and the Association are authorized to enter into employment agreements with their executive officers.

     C. The Holding Company and the Association are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that such plans conform to any applicable requirements of federal regulations.

27.  RESTRICTIONS ON ACQUISITION OF ASSOCIATION AND HOLDING COMPANY

     A. (1) The charter of the Association may contain a provision stipulating that no person, except the Holding Company, for a period of five years following the closing date of the Offering, may directly or indirectly acquire or offer to acquire the beneficial ownership of more than 10% of any class of an equity security of the Association, without the prior written approval of the OTS. In addition, such charter may also provide that for a period of five years following the closing date of the Conversion, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of Directors.

          (2) For a period of three years from the date of consummation of the Conversion, no person, other than the Holding Company, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Association without the prior written consent of the OTS.

     B. The Articles of Incorporation of the Holding Company may contain a provision stipulating that in no event shall any record owner of any outstanding shares of Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote with respect to any shares held in excess of 10%. In addition, the Articles of Incorporation and Bylaws of the Holding Company may contain provisions which prohibit cumulative voting for the election of directors and provide for staggered terms of the directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

     C.   For the purposes of this section:

          (1) The term "person" includes an individual, a firm, a corporation or other entity;

          (2) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

          (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

          (4) The term "security" includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C. ss. 77b(a)1.

28.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     A. The Holding Company shall comply with any applicable regulation in the repurchase of any shares of its capital stock following consummation of the Conversion.

     B. The Association shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the liquidation account, or (ii) the federal or state regulatory capital requirements.

29.  CONSUMMATION OF CONVERSION AND EFFECTIVE DATE

     The Effective Date of the Conversion shall be the date upon which the final closing documents required by the OTS shall be filed with the OTS with respect to the Conversion. The final closing documents shall be filed after all requisite regulatory and depositor approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The Closing of the sale of all shares of Common Stock sold in the Offering shall occur simultaneously on the effective date of the Closing.

30.  EXPENSES OF CONVERSION

     The Association and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses are reasonable.

31.  AMENDMENT OR TERMINATION OF PLAN

     If deemed necessary or desirable, this Plan may be substantively amended as a result of comments from the OTS or otherwise at any time prior to solicitation of proxies from Voting Members to vote on this Plan by the Board of Directors of the Association, and at any time thereafter by the Board of Directors of the Association with the concurrence of the OTS. Any amendment to this Plan made after approval by Voting Members with the approval of the OTS shall not require further approval by Voting Members unless otherwise required by the OTS. The Board of Directors of the Association may terminate this Plan at any time prior to the Special Meeting of Members to vote on this Plan, and at any time thereafter with the concurrence of the OTS.

     By adopting this Plan, Voting Members of the Association authorize the Board of Directors of the Association to amend or terminate this Plan under the circumstances set forth in this Section 31.

32.  CONDITIONS TO CONVERSION

     Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

     A. Prior receipt by the Association of rulings of the United States Internal Revenue Service and the state taxing authorities, or opinions of counsel or tax advisers as described in Section 25 hereof;

     B.   The issuance of the Subscription Shares offered in the Offering; and

     C.   The completion of the Conversion within the time period specified in
Section 3 of this Plan.

33.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Association shall be final, subject to the authority of the OTS.





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